AIM TECHNOLOGY FUND                                                SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 9/30/2009
FILE NUMBER :       811-3826
SERIES NO.:                6

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                           6,976

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                             871
         Class C                                                             644
         Class Y                                                              56
         Investor Class                                                   14,663
         Institutional Class                                                  42

74V.   1 Net asset value per share (to nearest cent)
         Class A                                                         $ 24.84

       2 Net asset value per share of a second class of open-end
         company shares (to nearest cent)
         Class B                                                         $ 23.46
         Class C                                                         $ 22.84
         Class Y                                                         $ 24.67
         Investor Class                                                  $ 24.63
         Institutional Class                                             $ 26.55